                             WARRANT PURCHASE AGREEMENT





                                 FEBRUARY 27, 1998

                                 TABLE OF CONTENTS

                                                                            Page
1. Purchase and Sale of the Warrant. . . . . . . . . . . . . . . . . . . . . . 1

     1.1 Deliver into Escrow . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.2 Closing; Delivery.. . . . . . . . . . . . . . . . . . . . . . . . . . 2

2. Representations and Warranties of the Company . . . . . . . . . . . . . . . 2

     2.1 Organization, Good Standing and Qualification . . . . . . . . . . . . 2
     2.2 Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     2.3 Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     2.4 Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     2.5 Compliance with Other Instruments . . . . . . . . . . . . . . . . . . 3
     2.6 SEC Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

Representations and Warranties of CA . . . . . . . . . . . . . . . . . . . . . 4

     3.1 Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     3.2 Purchase Entirely for Own Account . . . . . . . . . . . . . . . . . . 4
     3.3 Accredited Investor . . . . . . . . . . . . . . . . . . . . . . . . . 4
     3.4 Restricted Securities . . . . . . . . . . . . . . . . . . . . . . . . 4
     3.5 Further Limitations on Disposition. . . . . . . . . . . . . . . . . . 5
     3.6 Legends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     3.7 Disclosure of Information . . . . . . . . . . . . . . . . . . . . . . 5

4. Registration of Securities. . . . . . . . . . . . . . . . . . . . . . . . . 6

5. Resale Restrictions.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

6. Release of Claims.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

6.1. Release of Claims in Connection With the Note.. . . . . . . . . . . . . .10

6.2. Civil Code Section 1542.. . . . . . . . . . . . . . . . . . . . . . . . .10

7. Conditions of CA's Obligations at the Closing . . . . . . . . . . . . . . .10

     7.1 Representations and Warranties. . . . . . . . . . . . . . . . . . . .10
     7.2 Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     7.3 Compliance Certificates . . . . . . . . . . . . . . . . . . . . . . .11
     7.4 Qualifications. . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     7.5 Escrow Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . .11
     7.6 Delivery into Escrow. . . . . . . . . . . . . . . . . . . . . . . . .11

8. Conditions of the Company's Obligations at the Closing. . . . . . . . . . .11

     8.1 Representations and Warranties. . . . . . . . . . . . . . . . . . . .11

                                      -i-

                                 TABLE OF CONTENTS
                                    (continued)
                                                                            Page

     8.2 Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     8.3 Qualifications. . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     8.4 Escrow Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . .12
     8.5 Delivery into Escrow. . . . . . . . . . . . . . . . . . . . . . . . .12
     8.6 Note Purchase Agreement . . . . . . . . . . . . . . . . . . . . . . .12

9. Miscellaneous.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

     9.1 Survival of Warranties. . . . . . . . . . . . . . . . . . . . . . . .12
     9.2 Transfer; Successors and Assigns. . . . . . . . . . . . . . . . . . .12
     9.3 Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     9.4 Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     9.5 Titles and Subtitles. . . . . . . . . . . . . . . . . . . . . . . . .12
     9.6 Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     9.7 Company Advisor / Payment of Fees . . . . . . . . . . . . . . . . . .13
     9.8 Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . .13
     9.9 Attorney's Fees . . . . . . . . . . . . . . . . . . . . . . . . . . .13
     9.10 Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . .13
     9.11 Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
     9.12 Delays or Omissions. . . . . . . . . . . . . . . . . . . . . . . . .14
     9.13 Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .14
     9.14 Corporate Securities Law . . . . . . . . . . . . . . . . . . . . . .14
     9.15 Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . .14

                             WARRANT PURCHASE AGREEMENT


     This Warrant Purchase Agreement (the "AGREEMENT") is made as of the 27th day of February 1998 by and between Computer Associates International, Inc., a Delaware corporation ("CA" or "HOLDER"), and Centura Software Corporation, a California corporation (the "COMPANY"). Hereinafter, CA and the Company may also be referred to collectively as the "Parties" and each may be referred to as a "Party."

                                      Recitals

     Whereas, the Company and CA entered into that certain Note Purchase Agreement dated March 31, 1995 (the "PRIOR AGREEMENT")and that certain Floating Rate Convertible Subordinated Note Due 1998 in the principal amount of $10,000,000 (the "PRINCIPAL INDEBTEDNESS") dated as of April 3, 1995 (the "NOTE");

     Whereas, CA has entered into a Note Purchase and Sale Agreement to sell the Note;

     Whereas, the Company has agreed to issue and sell to CA and CA has agreed to purchase at a purchase price of $0.001 per share a warrant to purchase 500,000 shares of the Company's Common Stock (the "WARRANT") at an exercise price of $1.906 per share; and

     Whereas, as additional consideration for issuance of the Warrant by the Company CA has agreed to release the Company from any and all claims it may have against the Company as a result of: (i) the alleged breach by the Company of any representations, warranties, or covenants it made to CA pursuant to the Prior Agreement and (ii) any subsequent loss incurred by CA in connection with CA's sale of the Note pursuant to the Note Purchase Agreement.

     Now, therefore, for good and valuable consideration, the parties hereby agree as follows:

     1.   PURCHASE AND SALE OF THE WARRANT.

          1.1 DELIVERY INTO ESCROW. On the basis of the representations, warranties, terms and conditions contained herein, on the date hereof each Party shall deliver to the financial entity or other entity mutually agreed to by the Parties (the "ESCROW AGENT"), pursuant to an agreement in the form attached hereto as Exhibit A (the "ESCROW AGREEMENT"), the following:

               (a) CA shall deliver $500 in cash or by check or by wire transfer for purchase of the Warrant; and

               (b) The Company shall deliver the fully executed Warrant in the form attached hereto as EXHIBIT B.

          1.2  CLOSING; DELIVERY.

               (a) The purchase and sale of the Warrant pursuant to the terms of this Agreement shall take place at the offices of Venture Law Group, 2800 Sand Hill Road, Menlo Park, California, at 2:00 p.m., on February __, 1998, or at such other time and place as the Parties mutually agree upon, orally or in writing (which time and place are designated as the "Closing").

               (b) At the Closing, in consideration for the release of claims contained herein and the payment of $500 by CA, the Company shall instruct the Escrow Agent to deliver to CA the Warrant, and in consideration for the Warrant, CA shall have delivered to the Company an executed copy of this Agreement, including the release of claims contained herein, and shall instruct the Escrow Agent to deliver to the Company $500.

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to CA that, except as set forth on a Schedule of Exceptions attached hereto as Exhibit C, which exceptions shall be deemed to be representations and warranties as if made hereunder:

          2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business.

          2.2 CAPITAL STOCK. The authorized capital of the Company consists, or will consist, immediately prior to the Closing, of 60,000,000 shares of Common Stock, $0.01 par value per share, of which 15,780,886 shares were issued and outstanding as of February 9, 1998, and 2,000,000 shares of Preferred Stock, $0.01 par value per share, none of which are issued or outstanding. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable, are not subject to any preemptive rights or rights of first refusal (other than rights of first refusal held by the Company) under applicable law, the Articles of Incorporation or Bylaws of the Company, or any agreement to which the Company is a party or by which it is bound and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. The Company has also reserved (i) an aggregate of 2,000,000 shares of Common Stock issuable to employees and consultants pursuant to the Company's 1995 Stock Option Plan, of which 1,164,947 shares are issuable upon exercise of outstanding options under such plan, (ii) an aggregate of 2,657,399 shares of Common Stock issuable to employees and consultants pursuant to the Company's 1986 Stock Option Plan, of which 2,657,399 shares are issuable upon exercise of outstanding options under such plan, (iii) an aggregate of 400,000 shares of Common Stock issuable to employees pursuant to the Company's 1992 Employee Stock Purchase Plan, of which no shares are available for future issuance under such plan, (iv) 500,000 shares of Common Stock issuable to non-employee directors pursuant to Company's 1996 Directors' Stock Option Plan, of which 300,000 shares are issuable upon exercise of outstanding options under such plan, (v) non-plan options issued to the Company's Chief Executive Officer, Chief Financial Officer and Vice President of Marketing to purchase up to an aggregate of 1,500,000 shares of Common Stock, (vi) up to 450,000 shares of Common Stock issuable upon exercise of warrants granted or to be granted to certain third parties, including vendors, suppliers and financial and investment advisors of the Company, prior to inclusion of the shares of Common Stock issuable upon exercise of the Warrant being purchased and sold hereunder.
The Warrant, when issued and paid for in accordance with this Agreement, and the shares of Common Stock issuable upon exercise thereof, when issued and paid for in accordance with the Warrant, will be validly issued, fully paid, and nonassessable, and not subject to any preemptive rights or rights of first refusal under applicable law, the Articles of Incorporation or Bylaws of the Company, or any agreement to which the Company is a party or by which the Company is bound, and are free of any liens or encumbrances other than liens or encumbrances created by or imposed upon the holders thereof; provided, however, that the Warrant (and the shares of Common Stock issuable upon exercise thereof) may be subject to restrictions on transfer as set forth in this Agreement, the Warrant, the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission pursuant to Section 4 hereunder, (the "RIGHTS AGREEMENT"), or the Articles of Incorporation or Bylaws of the Company.

          2.3 AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement, the Escrow Agreement, the Warrant and the Rights Agreement (collectively, the "TRANSACTION AGREEMENTS") are within the Company's corporate power and have been duly authorized by all requisite action by the Company. The Transaction Agreements have been duly executed and delivered by the Company and this Agreement constitutes, and the Escrow Agreement, the Warrant and Rights Agreement when executed and delivered in accordance with this Agreement, will constitute the valid and binding obligation of the Company, enforceable in accordance with their respective terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

          2.4 LITIGATION. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company or any of its subsidiaries that is not disclosed in the Reports and that would have a material adverse effect on the Company or that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated thereby.

          2.5 COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated thereby will not result in any violation or default of any provisions of the Articles of Incorporation or Bylaws of the Company or of any instrument, judgment, order, writ, decree or contract to which the Company is a party or by which the Company is bound or, to the Company's knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

          2.6 SEC REPORTS. The Company has filed with the Securities and Exchange Commission (the "COMMISSION") via Edgar its Annual Report on Form 10-K for the year ended

December 31, 1996 and its Quarterly Reports on Form 10-Q for the first three quarters of the year ended December 31, 1997 (the "REPORTS"), and such Reports are available to CA through Edgar in electronic format. As of their respective filing dates, the Reports complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and none of the Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the Commission and provided to CA prior to the date hereof.

     3. REPRESENTATIONS AND WARRANTIES OF CA. CA hereby represents and warrants to the Company that:

          3.1 AUTHORIZATION. The execution, delivery and performance by CA of the Transaction Agreements are within CA's corporate power and have been duly authorized by all requisite action by CA. The Transaction Agreements have been duly executed and delivered by CA and this Agreement constitutes, and the Escrow Agreement, the Warrant and the Rights Agreement when executed and delivered in accordance with this Agreement, will constitute the valid and binding obligation of the CA, enforceable in accordance with their respective terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

          3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. CA is acquiring the Warrant (and the shares of Common Stock issuable upon exercise thereof (the "WARRANT STOCK", together with the Warrant, the "Securities")) hereunder for investment for CA's own account, and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. CA has no present intention of selling, granting any participation in, or otherwise distributing the foregoing.

          3.3 ACCREDITED INVESTOR. CA is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

          3.4 RESTRICTED SECURITIES. CA understands that the Warrant and the Warrant Stock are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Warrant and the Warrant Stock may be resold without registration under the Securities Act of 1933, as amended (the "ACT"), only in certain limited circumstances. In this connection, CA represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

          3.5 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, CA further agrees not to make any disposition of all or any portion of the Warrant and the Warrant Stock unless and until:

               (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

               (b) (i) The transferee has agreed in writing for the benefit of the Company to be bound by this Section 3; (ii) CA shall have notified the Company of the proposed disposition and shall have furnished the Company with such information as is necessary to effect the proposed disposition, and
(iii) if reasonably requested by the Company, CA shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act.

          3.6 LEGENDs. CA understands that the Warrant and the Warrant Stock, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

               (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

               (b) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations.

               (c) Any legend required by the Blue Sky laws of any other state to the extent such laws are applicable to the shares represented by the certificate so legended.

               (d)  Any legend referring to the Company's Shareholder Rights
Plan.

          3.7 DISCLOSURE OF INFORMATION. CA has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Warrant and the Warrant Stock with the Company's management and has had an opportunity to review the Company's Reports. CA understands that such discussions, as well as the written information issued by the Company, were intended to describe the aspects of the Company's business which it believes to be material.

     4.   REGISTRATION OF SECURITIES.

          (a) As soon as reasonably practicable after the Closing, but in no event later than 60 days after the Closing, the Company shall use its reasonable efforts to prepare and file a registration statement on Form S-3 (the "REGISTRATION STATEMENT") with the Commission under the Act to register the resale of the Common Stock issuable upon exercise of the Warrant ("REGISTRABLE SECURITIES") and thereafter shall use its best efforts to secure the effectiveness of such Registration Statement as soon as possible and to maintain its effectiveness thereafter.

          (b) The Company shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and CA or any transferee of the Registrable Securities (each, a "HOLDER") shall pay all Selling Expenses (as defined below) and other expenses that are not Registration Expenses relating to the Registrable Securities resold by Holder. "Registration Expenses" shall mean all expenses, except for Selling Expenses, incurred by the Company in complying with the registration provisions herein described, including, without limitation, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration. "Selling Expenses" shall mean all selling commissions, brokerage or underwriting fees and stock transfer taxes applicable to the Registrable Securities and all fees and disbursements of counsel for Holder.

          (c) In the case of any registration effected by the Company pursuant to these registration provisions, and subject to the limitations on registration set forth in Section 4(d) below, the Company will use commercially reasonable efforts to: (i) keep such registration effective until the earlier of (A) one (1) year after the date of the Closing or (B) such date as the Company shall be satisfied that then-current Holders may sell all of their Registrable Securities then outstanding within a three (3) month period; (ii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement; (iii) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request; (iv) register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions; (v) cause all such Registrable Securities registered as described herein to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by the Company are then listed or quoted; and (vi) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission.

          (d) The Company may, by written notice to Holder, delay the filing or effectiveness of, or suspend, the Registration Statement, and require that Holder immediately cease sales of shares pursuant to such Registration Statement in any period during which the Company is engaged in any activity or transaction or preparations or negotiations for any activity or transaction ("COMPANY ACTIVITY") that the Company desires to keep confidential for business reasons, if the Company determines in good faith that the public disclosure requirements imposed on the Company under the Act in connection with the Registration Statement would require disclosure of the Company Activity; provided, however, that (A) the Company shall use commercially reasonable efforts to minimize the length of any such period of delay or suspension, and (B) any such delay or suspension shall be applied in the same manner to any other resale registration statement then in effect.
If the Company delays or suspends the

Registration Statement or requires Holder to cease sales of shares pursuant to this Section 4(d), the Company shall, as promptly as practicable following the termination of the circumstance which entitled the Company to do so, take such actions as may be necessary to file or reinstate the effectiveness of the Registration Statement and/or give written notice to Holder authorizing it to resume sales pursuant to such Registration Statement. If as a result thereof the prospectus included in the Registration Statement has been amended to comply with the requirements of the Act, the Company shall enclose such revised prospectus with the notice to Holders given pursuant to this
Section 4(d), and Holder shall make no offers or sales of shares pursuant to the Registration Statement other than by means of such revised prospectus.

          (e) If Holder shall propose to sell any Registrable Securities pursuant to the Registration Statement, it shall notify the Company of any such sale within one business day after such sale and the provision of such notice to the Company shall conclusively be deemed to establish an agreement by Holder to comply with the registration provisions herein described. Such notice shall be deemed to constitute a representation that any information required to be included in the Registration Statement and previously supplied by Holder is accurate as of the date of such notice. When Holder is entitled to sell and gives notice of its intent to sell in compliance with the foregoing, the Company shall promptly, furnish to Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the Holders of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing. Holder agrees that the Company may impose a legend setting forth the provisions of this Section 4(e) on the Registrable Securities.

          (f) With a view to making available to the holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the Commission that may at any time permit Holder to sell Registrable Securities to the public without registration or pursuant to a registration on Form S-3, the Company hereby covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the closing; and (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Act and Exchange Act.

          (g)  Indemnification.

                    (i) To the extent permitted by law, the Company will indemnify and hold harmless Holder, any underwriter (as defined in the Act) for Holder, its officers, directors, shareholders or partners and each person, if any, who controls Holder or underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages, or liabilities to which they may become subject under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"):
(A) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 4(g)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person; further provided, however, that the foregoing indemnity with respect to any untrue statement in or omission from any preliminary prospectus shall not inure to the benefit of any Holder from whom the person asserting any such losses, claims, damages or liabilities purchased the Registrable Securities if a copy of the final prospectus or any amendment thereto had not been sent or given to such person at or prior to the written confirmation of the sale of such Registrable Securities to such person if required by the Act and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the final prospectus or amendment and such final prospectus or amendment was distributed to the Holder prior to such sale of Registrable Securities.

                    (ii) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such Registration Statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities to which any of the foregoing persons may become subject, under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 4(g)(ii), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 4(g)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 4(g)(ii) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

                    (iii) Promptly after receipt by an indemnified party under this Section 4(g) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
Section 4(g), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 4(g).

     5. RESALE RESTRICTIONS. Holder agrees that it will not sell any Registrable Securities issued hereunder until 90 calendar days after the Closing and the earlier to occur of; (i) effectiveness of the Registration Statement to be filed pursuant to Section 4 above; and (ii) the first anniversary of the issuance of the Warrant. Holder further agrees that, notwithstanding anything in this Agreement to the contrary, the maximum number of Registrable Securities which may be sold by Holder in open market transactions on any day (including sales pursuant to Rule 144 under the Act) shall not exceed twenty-five percent (25%) of the average daily trading volume of the Company's Common Stock as calculated over the immediately preceding twenty (20) consecutive trading days. Notwithstanding the foregoing, the Company may suspend resales by the Holder pursuant to a Registration Statement if an underwriter reasonably determines that such resales would adversely affect the Company's ability to raise additional capital in a secondary offering of the Company's equity securities and such underwriter issues a written opinion to the Company to that effect. Any such suspension of resales by the Holder pursuant to the foregoing sentence will not exceed 120 calendar days commencing on the date of the secondary
offering.   The volume and resale restrictions set forth in this Section 5 shall be set forth in any and all Registration Statements brought effective pursuant to Section 4 above, and the Company shall instruct its transfer agent, broker dealers and market makers to enforce the volume restrictions set forth herein.

     6.   RELEASE OF CLAIMS.

          6.1  RELEASE OF CLAIMS IN CONNECTION WITH THE NOTE.   In
consideration for the obligations of the Company set forth in this Agreement, CA, on behalf of itself, and its respective officers, directors, employees, shareholders, attorneys, accountants, predecessor and successor corporations, affiliates, subsidiaries, representatives, transferees and assigns, hereby fully and forever releases the Company and its respective officers, directors, employees, shareholders, attorneys, accountants, predecessor and successor corporations, affiliates, subsidiaries, representatives, transferees and assigns from any claim, duty, obligation or cause of action relating to any matters of any kind, whether known or unknown, suspected or unsuspected, that it may possess arising from any omissions, acts or facts that have occurred up until and including the date of the Closing of this Agreement including, without limitation:

          (a) any and all claims in connection with the Company's representations, warranties and covenants under the Note Purchase Agreement;

          (b) any and all claims relating to or arising from CA's purchase of the Note from the Company and subsequent sale of the Note at a loss; and

          (c)  any and all claims for attorney's fees and costs.

The Company and CA agree that the release set forth in this section shall be and remain in effect in all respects as a complete and general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

          6.2. CIVIL CODE SECTION 1542. The parties represent that they are not aware of any claim by either of them other than the claims that are released by this Agreement. CA acknowledges that it is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     CA, being aware of such code section, agrees to waive any rights it may have thereunder, as well as under any similar provision under New York state law, or other applicable state law, statute or common law principles of similar effect.

     7. CONDITIONS OF CA'S OBLIGATIONS AT THE CLOSING. The obligations of CA under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

          7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

          7.2 PERFORMANCE. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          7.3 COMPLIANCE CERTIFICATES. The President of the Company shall deliver at the Closing a certificate certifying that the conditions specified in Sections 7.1 and 7.2 have been fulfilled.

          7.4 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities, pursuant to this Agreement shall be obtained and effective as of the Closing.

          7.5 ESCROW AGREEMENT. The Company, CA and the Escrow Agent shall have executed and entered into the Escrow Agreement.

          7.6 DELIVERY INTO ESCROW. Each Party shall have delivered to the Escrow Agent its respective consideration for the transactions contemplated hereunder in accordance with the provisions of Section 1.1 hereof.

     8. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT THE CLOSING. The obligations of the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

          8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of CA contained in Section 3 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

          8.2 PERFORMANCE. CA shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          8.3 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

          8.4 ESCROW AGREEMENT. The Company, CA and the Escrow Agent shall have executed and entered into the Escrow Agreement.

          8.5 DELIVERY INTO ESCROW. Each Party shall have delivered to the Escrow Agent its respective consideration for the transactions contemplated hereunder in accordance with the provisions of Section 1.1 hereof.

          8.6 NOTE PURCHASE AGREEMENT. The Note Purchase Agreement by and between the Company, NAC and CA of even date herewith shall have closed immediately prior to or concurrently with the Closing hereunder.

     9.   MISCELLANEOUS.

          9.1 SURVIVAL OF WARRANTIES. Unless otherwise set forth in this Agreement, the warranties, representations and covenants of the Company and CA contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of one
(1) year following the Closing.

          9.2 TRANSFER; SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          9.3 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

          9.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          9.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          9.6 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax (provided that electronic confirmation of transmission has been received), or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth on the signature page hereto, or as subsequently modified by written notice, and if to the Company, with a copy to Craig W. Johnson, Venture Law Group, 2800 Sand Hill Road, Menlo Park, CA 94025.

          9.7 COMPANY ADVISOR / PAYMENT OF FEES. CA represents that it neither is nor will be obligated for any finder's fee or commissions to any third party in connection with this transaction. The Company represents that it has retained Rochon Capital Group, Ltd. ("ROCHON") as its advisor in connection with the transactions contemplated by this Agreement and the Note Purchase and Sale Agreement. CA acknowledges that Rochon has acted solely as an advisor to the Company, and has in no way acted for or on behalf of CA in connection herewith. The information provided to CA by the Company (or by CA) has not been subjected to independent verification by Rochon, and no representation or warranty is made by Rochon as to the accuracy or completeness of such information or the advisability of CA entering into this Agreement and consummating the transactions contemplated hereby. CA acknowledges that it has not relied on any statements made by Rochon in connection with its decision to enter into and perform this Agreement and the transactions contemplated hereby. The Company agrees to indemnify and to hold harmless CA from any liability for any compensation payable to Rochon (and the costs and expenses of defending against such liability or asserted liability) in connection with the transactions contemplated hereby. The Company agrees to indemnify and hold harmless Rochon and its officers, directors, principals, employees and agents (and their respective heirs, successors and assigns) from and against any liability arising from this Agreement, including the consummation of or the failure to consummate any or all of the transactions contemplated hereby, except to the extent such liability results from the gross negligence or willful misconduct of Rochon.

          9.8 FEES AND EXPENSES. Each Party shall pay its own expenses incurred with respect to this Agreement and the transactions contemplated hereby, provided, however, that the Company shall pay the fees incurred with respect to services provided by the Escrow Agent.

          9.9 ATTORNEY'S FEES. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Agreements, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          9.10 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived only with the written consent of the Company and CA. Any amendment or waiver effected in accordance with this Section 9.10 shall be binding upon CA and each transferee of the Warrant (or the Common Stock issuable upon conversion thereof) and the Company.

          9.11 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the Parties agree to renegotiate such provision in good faith. In the event that the Parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

          9.12 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

          9.13 ENTIRE AGREEMENT. This Agreement, and any transaction documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements or commitments relating to the subject matter hereof existing between the parties hereto (except for any confidentiality provisions or terms contained therein) are expressly superseded hereby and canceled.

          9.14 CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

          9.15 CONFIDENTIALITY. Each Party hereto agrees that, except with the prior written permission of the other Parties, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other Parties to which such Party has been or shall become privy by reason of the Transaction Agreements, discussions or negotiations relating to the Transaction Agreements, the performance of its obligations hereunder or the ownership of Securities purchased hereunder, except for such disclosure as is required by law.

                           [Signature Pages Follow]

     The parties have executed this Warrant Purchase Agreement as of the date first written above.
                                        COMPANY:


                                        CENTURA SOFTWARE CORPORATION


                                        By:     /s/Scott Broomfiel
                                           -------------------------------------

                                        Name:      Scott Broomfield
                                             -----------------------------------
                                                         (print)

                                        Title:        CEO
                                              ----------------------------------

                                        Address:      975 Island Drive
                                                      Redwood Shores, CA  94065
                                        Telephone:    (650) 596-3400
                                        Fax:          (650) 596-4986



                                        WARRANT HOLDER:

                                        COMPUTER ASSOCIATES
                                        INTERNATIONAL, INC.


                                        By:              /s/Ira Zar
                                           -------------------------------------

                                        Name:               Ira Zar
                                             -----------------------------------
                                                             (print)

                                        Title:               SVP
                                             -----------------------------------

                                        Address:   One Computer Associates Plaza
                                                   Islandia, NY  11788-7000
                                        Telephone: (516) 342-5224
                                        Fax:       (516) 342-5329

                                   EXHIBITS

     Exhibit A -    Form of Escrow Agreement

     Exhibit B -    Form of Common Stock Warrant

     Exhibit C -    Schedule of Exceptions to Representations and Warranties